Exhibit 5(a)

APPLC

Pacific Life Insurance Company Life Insurance Division P.O. Box 2030 • Omaha, NE 68103-2030 (800) 347-7787 • Fax (866) 964-4860 www.PacificLife.com

APPLICATION FOR INDIVIDUAL LIFE INSURANCE, A20IUW

Proposed Insured
1A. Name: First MI Last			B. Sex ☐ Male ☐ Female
C. Residence Address: Street City State Zip Code			D. How Long yr mo
E. Date of Birth (mm/dd/yyyy)	F. Place of Birth (State/Country)	G. SSN	H. Driver’s License # & State
I. Mobile # (Include area code)	J. Telephone # (Include area code)	K. E-Mail Address
L. Occupation	2A. Employer’s Name		B. How Long yr mo
C. Proposed Insured’s Work Address/Physical Location: Street City State Zip Code			D. Type of Business
3. Is the Proposed Insured married or in a legally recognized civil union or domestic partnership? ☐ Yes ☐ No If “Yes,” list amount of life insurance in force on your spouse/partner $
4A. Proposed Insured is a: ☐ U.S. Citizen ☐ U.S. Permanent Resident ☐ Foreign National (Complete 4B through D)
B. If Foreign National, provide Country	C. Visa Type		D. How long in this country?
5. Annual earned income from occupation $	6. Annual unearned income (State sources in “Remarks”) $		7. Net Worth ☐ Individual ☐ Joint $
Policy Information
1. Product Name			2. Planned Annual Premium $

Face Amount/ Death Benefit (Not available on all products.)		Death Benefit Option (Check one):
Basic Coverage Amount	$	☐ Option A (Level) ☐ Option B (Increasing) ☐ Option C (Face Amount plus premiums, less distributions, is subject to limit shown in the illustration.)
Check type(s) of term & enter first year coverage amount only. Check Varying box, if term coverage varies.
☐ Annual Renewable Term ☐ Varying	$
☐ Scheduled Annual Renewable Term		Life Insurance Qualification Test (Check one): ☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT)
☐ Annual Renewable Term – Last Survivor ☐ Varying	$
☐ SVER Term Insurance Rider	$
☐ Other	$
Total Initial Coverage =	$

Optional Benefits (Not available on all products.)

1.    ☐   Accelerated Death Benefit Rider for Chronic Conditions
  Initial Lifetime Benefit Amount            $

             Maximum Monthly Benefit Percentage:                 %

  Default is 2% if left blank)

2.    ☐   Accelerated Death Benefit Rider for Long-Term Care
  (Complete supplement form)

3.    ☐  Additional Indexed Account Rider

4.    ☐  Benefit Distribution Rider (Complete supplement form)

5.    Enhanced Performance Factor Rider (Check one Design, if rider elected.)

       ☐  A (Classic) ☐ B (Performance) ☐ C (Performance Plus)

6.    ☐  Flexible Duration No Lapse Guarantee Rider

7.     ☐ Limited Return of Premium Guarantee Rider

8.     ☐ Surrender Enhancement Rider

9.    ☐                                                          $

10.   ☐                                                          $

11.   ☐

12.   ☐

To Opt Out, check if applicable:

13.   ☐ Accelerated Death Benefit Rider for Chronic Illness

14.   ☐ Accelerated Death Benefit Rider for Terminal Illness

15.   ☐ Overloan Protection Rider

16.   ☐

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Fixed Premium Product Options (Check one for each question. If Automatic Premium Loan is left blank, the default will be “No.”)
1. Automatic Premium Loan ☐ Yes (Occurs prior to Premium Cessation) ☐ No
2. Premium Cessation Option ☐ Extended Insurance ☐ Reduced Paid-Up
Amount Paid with this Application

1A. Is an initial premium submitted with this Application?

      ☐ No                                                  ☐ Yes (Do not submit money unless the “Temporary Insurance Agreement (TIA)” is completed.)

B. If “Yes,” show amount of initial premium. Amount $

 If “Yes,” by signing this Application, all parties understand, accept, and agree to the terms of the TIA.

Special Policy Dating

A current policy date will be used unless you select one of the following.

     ☐ Date to Save Age                           ☐ Specific Date                                            (Indicate a date, excluding 29th, 30th, and 31st)

                                                                                                 (mm/dd/yyyy)

By signing this application, I, as Applicant and/or Policyowner, understand that insurance charges and expenses begin on the policy date.

Proposed Additional Insured (Complete for either Second-to-Die or Term Rider on Additional Insured.)
1A. Name: First MI Last			B. Sex ☐ Male ☐ Female
C. Residence Address: Street City State Zip Code			D. How Long yr mo
E. Date of Birth (mm/dd/yyyy)	F. Place of Birth (State/Country)	G. SSN	H. Relationship to Proposed Insured
I. Mobile # (Include area code)	J. Telephone # (Include area code)	K. Driver’s License # & State	L. E-Mail Address
M. Occupation		2A. Employer’s Name	B. How Long yr mo
3. Is the Proposed Additional Insured married or in a legally recognized civil union or domestic partnership? ☐ Yes ☐ No If “Yes,” list amount of life insurance in force on your spouse/partner $
4A. Proposed Additional Insured is a: ☐ U.S. Citizen ☐ U.S. Permanent Resident ☐ Foreign National (Complete 4B through D)
B. If Foreign National, provide Country	C. Visa Type		D. How long in this country?
5. Annual earned income from occupation $	6. Annual unearned income (State sources in “Remarks”) $		7. Net Worth ☐ Individual ☐ Joint $
Primary Policyowner (Complete if other than Proposed Insured.)

1. Policyowner is (Check one): ☐ Individual      ☐ Trust (Complete “Trust Information” form)   ☐ Parent/Guardian

    ☐ Corporation/Business (Also complete 3)   ☐ Partnership    ☐ Qualified Plan (Complete Qualified Plan forms)   ☐ Other

2A. Name		B. Date of Birth (mm/dd/yyyy)	C. Relationship to Proposed Insured(s)
D. Address: Street City State Zip Code
E. SSN/TIN	F. Mobile # (Include area code)	G. Telephone # (Include area code)	H. E-Mail Address
3A. Authorized Representative’s Name: First MI Last			B. Title
Additional Policyowner (If more than one individual is named as Policyowner, they will own policy as joint tenants with rights of survivorship unless otherwise stated.)

1. Policyowner is (Check one): ☐ Individual     ☐ Trust (Complete “Trust Information” form)     ☐ Parent/Guardian

   ☐ Corporation/Business (Also complete 3)   ☐ Partnership   ☐ Qualified Plan (Complete Qualified Plan forms)    ☐ Other

2A. Name		B. Date of Birth (mm/dd/yyyy)	C. Relationship to Proposed Insured(s)
D. Address: Street City State Zip Code
E. SSN/TIN	F. Mobile # (Include area code)	G. Telephone # (Include area code)	H. E-Mail Address
3A. Authorized Representative’s Name: First MI Last			B. Title

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Applicant (The Applicant is the party that applies for the Policy. If other than Proposed Insured or Policyowner, also complete 2A-D.)
1. Applicant is (Check one): ☐ Proposed Insured ☐ Policyowner ☐ Corporation/Business (Complete 2A-D) ☐ Other (Complete 2A-D)
2A. Applicant Name		B. Relationship to Proposed Insured(s)
C. Authorized Representative’s Name: First MI Last		D. Title
Primary Beneficiary (If percentages are left blank, all named Primary Beneficiaries will share equally.)
1A. Name		B. Relationship to Proposed Insured	C. % of Proceeds
D. Mailing Address: Street City State Zip Code
E. Date of Birth (mm/dd/yyyy)	F. SSN/TIN	G. Telephone # (Include area code)	H. Date of Trust (mm/dd/yyyy)
Additional Beneficiary(ies) (Optional)
1. ☐ Primary ☐ Contingent ☐ Term Rider on
2A. Name		B. Relationship to Proposed Insured	C. % of Proceeds
D. Mailing Address: Street City State Zip Code
E. Date of Birth (mm/dd/yyyy)	F. SSN/TIN	G. Telephone # (Include area code)	H. Date of Trust (mm/dd/yyyy)
3. ☐ Primary ☐ Contingent ☐ Term Rider on
4A. Name		B. Relationship to Proposed Insured	C. % of Proceeds
D. Mailing Address: Street City State Zip Code
E. Date of Birth (mm/dd/yyyy)	F. SSN/TIN	G. Telephone # (Include area code)	H. Date of Trust (mm/dd/yyyy)
Applicant/Policyowner Representations of Insurable Interest
As the Applicant and/or Policyowner, I represent that the Policyowner and Beneficiary have an insurable interest in the life of the Proposed Insured(s). (Applicable except where the Proposed Insured is both Applicant and Policyowner.)
Certification of Policyowner’s Taxpayer Identification Number

☐   Check this box if you are not a U.S. Citizen or other U.S. person as defined in #3 below and this section does not apply to you.

Under penalties of perjury, I certify that:

1.     The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.     I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.     I am a U.S. citizen or other U.S. person (defined in the instructions in item 3 of the Certification on the official IRS Form W-9).

4.     I am exempt from FATCA reporting (defined in the instructions in item 4 of the Certification on the official IRS Form W-9).

Note: ☐ You must check here if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Tax Reporting on Distributions to Foreign Nationals
While Pacific Life Insurance Company (PLIC) may provide tax information to various United States federal and state agencies regarding certain life insurance or annuity activity, PLIC does not as a matter of course provide such information to any foreign governmental agencies and does not anticipate doing so at this time. Nonetheless, PLIC’s tax reporting does not in any way affect the obligations that its policyowners may have with respect to such foreign governmental agencies or under foreign law. PLIC does not provide tax or legal advice, and nothing contained herein should be construed as such.

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Personal Information (Provide details in “Remarks”)				Proposed Insured		Additional Insured
1. Within the next 2 years do you plan to fly, or within the last 2 years have you flown, as a pilot, student pilot, or crewmember? (If “Yes,” complete the “Aviation Questionnaire.”)				Yes	No	Yes	No
				☐	☐	☐	☐
2.    Within the next 2 years do you plan to participate in, or within the last 2 years have you participated in, parachute jumping, scuba diving, auto/motorboat/motorcycle racing, hang gliding, or mountain climbing?
(If “Yes,” complete the “Avocation Questionnaire.”)				☐	☐	☐	☐
3. Within the next 2 years do you plan or expect to travel or reside outside the USA? (If “Yes,” complete the appropriate “Foreign Residence & Travel Questionnaire.”)				☐	☐	☐	☐
4. Have you applied for any other life insurance within the last 3 months?				☐	☐	☐	☐
5. Have you ever had life insurance declined, rated, modified, cancelled, or not renewed?				☐	☐	☐	☐
6. In the last 5 years, have you ever plead guilty or been convicted of a felony or misdemeanor or do you have such charge currently pending against you? (If “Yes,” provide specifics of the felony, dates of jail time, if any, and date probation ends or ended in the “Remarks” section.)				☐	☐	☐	☐
7. Within the past 5 years have you had a driver’s license restricted or revoked or been convicted of 3 or more moving violations?				☐	☐	☐	☐
Tobacco Use Information (Complete if Proposed Insured is age 18 and above. The age of a juvenile insured varies by product. The responses to the following questions will not be considered in underwriting for products where the Insured is a juvenile Insured as defined in the contract.)
				Proposed Insured		Additional Insured
1. Within the last 5 years, have you used or smoked tobacco and/or any other product containing nicotine in any quantity? (If “Yes,” check all that apply and indicate date when product was last used below.)				Yes ☐	No ☐	Yes ☐	No ☐
Proposed Insured’s Information			Proposed Additional Insured’s Information
Type of Product (Check all that apply)		Date last used (mm/yyyy)	Type of Product (Check all that apply)	Date last used (mm/yyyy)
☐ Cigarettes			☐ Cigarettes
☐ E-cigarettes			☐ E-cigarettes
☐ Cigars			☐ Cigars
☐ Pipe			☐ Pipe
☐ Chewing Tobacco			☐ Chewing Tobacco
☐ Nicotine Patch			☐ Nicotine Patch
☐ Nicotine Gum			☐ Nicotine Gum
☐ Other			☐ Other
Medical Certification (Complete when submitting a medical examination from another life insurance company, if dated within the last 6 months. If circumstances warrant, a current exam may be required.)
1. The attached examination is on the life of (Use check boxes):
Proposed Insured	Additional Insured	Name of Insurance Company		Date of Exam (mm/yyyy)
☐	☐
☐	☐
				Proposed Insured		Additional Insured
2. To the best of your knowledge and belief, are the statements in the examination true as of today? (If “No,” explain in “Remarks.”)				Yes ☐	No ☐	Yes ☐	No ☐
3. Has the person who was examined consulted a doctor or other medical practitioner, or received medical or surgical advice since the date of the examination? (If “Yes,” explain in “Remarks.”)				☐	☐	☐	☐
Remarks (Use remarks sections for additional detail or clarifications. If more space is needed use the “Application for Individual Life Insurance - Additional Information” form.)

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In Force, Pending, and Replacement Information (Certain states require replacement forms for in force policies even if a replacement is not intended.)
1. Is there any existing life insurance or annuity on any Proposed Insured(s)? ☐ Yes ☐ No (If “Yes,” complete any applicable state replacement notice(s) and submit with the Application.)

2.   Will the PLIC Policy applied for replace, cause a change in, or involve a cash withdrawal or loan from or lapse of any life insurance policy, annuity or long-term care coverage on any Proposed Insured’s life?

      ☐ Yes     ☐ No    (If “Yes,” complete the applicable state replacement forms and submit with the Application.)

3A. Complete the chart below for any existing life insurance, annuity or long-term care coverage:
	Policy/ Contract #	Company	Face Amount	Issue Year	Check All Applicable Boxes
					Replace	1035 or Transfer Assets*	Life	LTC	Ann	Ind	Grp	Bus	Pers
Primary Proposed Insured

Additional Proposed Insured

*Complete “1035 Exchange Absolute Assignment” form or “Transfer of Qualified Plan Assets Request.”

For 1035 Exchanges complete 3B through 3D if answering “Yes” to 2 above:

3B. Is any existing policy being replaced a Modified Endowment Contract (MEC)?

☐ Yes (Provide policy number(s) in “Remarks”)        ☐ No             ☐ Unknown

Under federal tax rules, if any policy is received in exchange for a MEC, the new Policy will also be a MEC. This rule applies whether or not the policies are issued by the same insurance company.

C. To the best of your knowledge is there a loan on any existing policy to be replaced?       ☐ Yes (Provide policy number(s) in “Remarks”)  ☐ No

D. If you answered “Yes” to 3C, do you want a new loan of equal value on this new Policy? ☐ Yes (Not available if current policy is a MEC.) ☐ No

4A. Do you have any application currently pending, or do you plan to apply for any new life insurance or annuity with any other company? ☐ Yes (Complete chart below) ☐ No
Proposed Insured	Company	Face Amount	Purpose
☐ Primary ☐ Additional
☐ Primary ☐ Additional
☐ Primary ☐ Additional
4B. Does Applicant plan to accept any policy in the chart above in addition to the PLIC Policy being applied for? ☐ Yes (Explain in “Remarks”) ☐ No
C. If any application listed in the chart above is approved, will any replace, cause a change in, or involve a cash withdrawal or loan from or lapse of any life insurance policy or annuity on any Proposed Insured’s life? ☐ Yes (Explain in “Remarks”) ☐ No
5. What is the total amount of coverage to be in force with all carriers when this Policy and any other pending policies are placed in force? $
Remarks (Use remarks sections for additional detail or clarifications. If more space is needed use the “Application for Individual Life Insurance - Additional Information” form.)

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Ownership Transfer Information (Required)
1A. Has any life insurance on any Proposed Insured ever been sold, assigned or transferred to a life settlement or viatical company or any other person or entity? ☐ Yes (Complete 1B through F) ☐ No
B. Name of Insurance Company	C. Face Amount	D. Date Policy Issued
E. Date Policy Sold, Assigned or Settled	F. Reason
2. Do you plan to sell, assign or transfer this Policy if issued to a life settlement or viatical company or any other person or entity? ☐ Yes (Explain in “Remarks”) ☐ No
Premium Financing (Required)

1A. Has any Proposed Insured(s), Policyowner(s) or Applicant entered into, or have made plans to enter into, an arrangement to borrow current or future premiums, or both, in connection with this Application for Life Insurance?

☐ Yes (Complete the “Premium Financing Disclosure and Acknowledgment” form and provide a copy of the loan term sheet.)

☐ No

B. Name of lender	C. Name of financing arrangement
D. How will the loan interest be paid?	E. What is the type and amount of the collateral for this loan?
2A. Has any Proposed Insured(s), Policyowner(s) or Applicant made plans to transfer this Policy to a third party as repayment of any premium financing debt? ☐ Yes (Give details below) ☐ No
B. Details
Premium Billing Methods

1.    Billing Method (Check one):

 A.    ☐ Direct

 B.    ☐ Monthly Bank Draft (Complete “Authorization for Electronic Funds Transfer (EFT)” form)

 C.    ☐ Single Premium

 D.    ☐ List Bill (Check one):

☐ New List Bill           ☐ Add to Existing List Bill # (Do not complete 2):

The premium for this Policy will be included in an itemized list provided to the payor and will constitute notice of premium due. Separate premium notices or other notices regarding premiums will not be sent to any other party.

2. Frequency of Payment for Direct and List Bill (Check one): A. ☐ Annually B. ☐ Semi-Annually C. ☐ Quarterly D. ☐ Monthly (Available with List Bill only)
Policy Notifications (Optional - Complete if notifications should be sent to another party. If mailing address is different than residence address for Proposed Insured or Proposed Additional Insured complete 2A-D.)

1.   Notifications are sent to the primary policyowner and include, but are not limited to, Policy Annual Statements, Last Premium Offers/Lapse Notices, and Confirmation Statements. Indicate where additional notifications should be sent:

      ☐ Proposed Insured    ☐ Proposed Additional Insured  ☐ Payor (Complete 2A-D)   ☐ Other (Complete 2A-D)

2A. Name	B. Relationship to Insured(s)
C. Care of (if applicable)
D. Address: Street City State Zip Code
Payor of Premiums (If Payor is other than Proposed Insured, Proposed Additional Insured or Primary Policyowner, also complete 2A-E.)

1. Payor of premium is (Check one): ☐ Proposed Insured ☐ Proposed Additional Insured ☐ Primary Policyowner
☐ Employer (Complete 2A-E) ☐ Other (Complete 2A-E)
2A. Name	B. Relationship to Proposed Insured(s)
C. Care of (if applicable)	D. E-Mail Address
E. Address: Street City State Zip Code

3. Source of Premium Payments:	☐ Earned Income	☐ Unearned Income	☐ Savings	☐ Gift	☐ Inheritance
	☐ Business Income	☐ Trust	☐ Premium Financing	☐ Other

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e-Delivery Authorization

PLIC has the ability to electronically deliver certain documents applicable to your life insurance application, policy contract, and other policy-related correspondence as permitted by law (“Electronic Transmission”). PLIC will send paper copies of documents where not available or if required by state or federal law.

By checking this box ☐ you understand and expressly, affirmatively, and voluntarily agree to the following:

●	To receive documentation electronically from PLIC, you must have a device with ready internet access, an active e-mail account, as well as the ability to read and retain online documents;

●	You should provide PLIC current email addresses, current mobile phone numbers, and update PLIC promptly when those changes occur either through online updates or by calling PLIC at (800) 347-7787;

●	Electronic Transmission will be cancelled if emails are returned as undeliverable. Under these circumstances, you will receive such documents in paper form by U.S. mail; and

●	You are not required to agree to Electronic Transmission as a condition of applying for or purchasing life insurance from PLIC.

●	This consent will remain in effect until you revoke it. You may revoke this consent, opt-out of Electronic Transmission or Automated Technology, or request paper copies of information going forward at any time by contacting PLIC at (800) 347-7787.

Transaction Authorization

As the Policyowner, I understand that by checking the box below, PLIC will act upon my telephone and/or electronic instructions for all of the following requests.

Variable Life Policies	Indexed Universal Life (IUL) Policies
● Transfer Between Investment Options ● Initiate Dollar Cost Averaging ● Rebalance Variable Investment Options ● Change Future Premium Allocation Instructions ● Initiate Policy Loans	● Payment Transfers ● One-Time Transfers and Scheduled Indexed Transfers ● Enhanced Performance Factor Rider Design Change ● Segment Maturity ● Initiate Policy Loans

PLIC will use reasonable procedures to confirm that these requests are authorized and genuine. As long as these procedures are followed, PLIC and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost.

I further understand and agree that telephone and/or electronic transfers and allocation changes will be subject to the Policy’s terms and conditions and PLIC’s administrative requirements.

By checking “YES,” I give my authorization for such telephone and/or electronic requests.    ☐ YES

Producer/Other Party Transaction Authorization (Optional)

As the Policyowner, I authorize and appoint the party listed below to act on my behalf for the following limited requests, including any telephone and/or electronic requests:
Appointee’s Name: First MI Last	Relationship to Policyowner ☐ Producer ☐ Other Party
Check one: ☐ All Requests (listed in the Transaction Authorization section) ☐ All Requests (listed in the Transaction Authorization section) except initiating Policy Loans
Non-Variable Life Products Illustration Acknowledgment

An illustration is defined as a presentation or depiction that includes non-guaranteed elements of a policy over a period of years. If an illustration was presented during the sale process and matches the policy applied for, a copy of that illustration must be signed and submitted to PLIC with the application. If the signed matching illustration is not submitted, I as Applicant, acknowledge that: (Check one):

A. ☐ An illustration was not presented to me.

B. ☐ An illustration was presented to me; however, the policy applied for is different than as illustrated.

If A or B is checked, I acknowledge, as Applicant, that I did not receive and sign an illustration that matches this application for the reason indicated above. I also understand that an illustration matching the policy as issued will be provided for my signature no later than at the time the policy is delivered.

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For Indexed Universal Life Insurance Only

Indexed Universal Life Insurance –Payment Transfer

Complete this section to indicate where your new payment should be automatically transferred from the Fixed Account to the Indexed Account(s) selected below on the next applicable transfer date. If you do not indicate below where your new payment should be transferred, 100% of your payments will remain in the Fixed Account by default.

If enrolling in a Scheduled Indexed Transfer (SIT) program, a portion of your payment must remain in the Fixed Account. If you choose to allocate 100% of your payment to the Indexed Account(s), a SIT may not be applicable. To enroll in SIT, complete the “New Business Scheduled Indexed Transfer (SIT)” form.

Percentages below must be in whole numbers. The sum of the percentages must equal 100%. Actual transfer amounts will be limited to the balance in the Fixed Account as of the transfer date.

Accounts shown on this application may vary based upon the product and optional benefits being applied for. Refer to the illustration for account availability by product when making your selections on this application.

A. Fixed Account %	H. 1 Year Indexed Account 7 (1-Year Plus)%
B. 1 Year Indexed Account %	I. 1 Year Indexed Account 8 (1-Year High Cap Flex)%
C. 1 Year Indexed Account 2 (1-Year International)%	J. 1 Year Indexed Account 9 (1-Year No Cap Flex)%
D. 1 Year Indexed Account 3 (1-Year High Par)%	K. 1 Year Indexed Account 10 (1-Year Vol Control)%
E. 1 Year Indexed Account 4 (1-Year No Cap)%	L. 2 Year Indexed Account %
F. 1 Year Indexed Account 5 (1-Year High Cap)%	M. 3 Year Indexed Account %
G. 1 Year Indexed Account 6 (1-Year High Cap Plus)%	N. 5 Year Indexed Account 2 (High Par 5-Year)%

Indexed Universal Life Insurance - Segment Maturity (Optional)

1.      ☐ 100% of the value of the matured segment will be used to purchase new segments of the same type and duration (Default).

2.      ☐ I elect 100% of the value of the matured segments for all Indexed Account(s) to be allocated to the Fixed Account.

If another segment maturity option is desired, complete the “Indexed Products Transfer Request” form.

Remarks (Use remarks sections for additional detail or clarifications. If more space is needed, use the “Application for Individual Life Insurance - Additional Information” form.)

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For Variable Universal Life Insurance Only

Variable Life Products Premium Allocation Instructions (Required)

Indicate percentage amount to be allocated into each of the investment options available by product. Investment options are grouped alphabetically by asset class in each product section. Please refer to your VUL product prospectus or offering memorandum for the current list of available investment options and to obtain more information about them.

For Harbor VUL product: Complete premium allocations located on page 11 only, in the section titled “Investment Options Applicable to Harbor VUL”.

For Pacific Admiral VUL or MVP VUL Admiral products: Complete premium allocations located on page 12 only, in the section titled “Investment Options Applicable to Pacific Admiral VUL or MVP VUL Admiral.”

For Pacific Protector VUL product: Complete premium allocations located on page 12 only, in the section titled “Investment Options Applicable to Pacific Protector VUL”.

For PS VUL 2, MVP VUL 11 or MVP VUL 11 LTP products: Complete premium allocations located directly below and continued on the next page.

Investment Options Applicable to PS VUL 2, MVP VUL 11 or MVP VUL 11 LTP
(The total of the percentages must be 100%.)

Domestic Equity	Asset Allocation/Balanced
Amer Century VP Mid Cap Value	Amer Funds IS Asset Alloc
Amer Funds IS Growth	BlackRock Glbl Alloc V.I.
Amer Funds IS Growth-Income	Fidelity VIP Freedom 2035
ClearBridge Var Aggr Growth	Fidelity VIP Freedom 2045
ClearBridge Var Mid Cap	Fidelity VIP Freedom Income
ClearBridge Var Small Cap Growth	Lazard Retirement Glbl Dyn Multi-Asset
DFA VA US Large Value	PIMCO VIT Glbl Managed Asset Alloc
DFA VA US Targeted Value	PSF DFA Balanced Alloc (PLFA)
Fidelity VIP Contrafund	PSF ESG Diversified (PLFA)
Fidelity VIP Mid Cap	PSF ESG Diversified Growth (PLFA)
Fidelity VIP Total Market Index	PSF Pac Dyn – Conserv Growth (PLFA)
Invesco V.I. Main Street Small Cap	PSF Pac Dyn – Growth (PLFA)
Janus Henderson VIT Enterprise	PSF Pac Dyn – Mod Growth (PLFA)
M Capital Appreciation (Frontier)	PSF Port Opt Aggr-Growth (PLFA)
M Large Cap Growth (DSM Capital)	PSF Port Opt Conserv (PLFA)
M Large Cap Value (Brandywine)	PSF Port Opt Growth (PLFA)
MFS VIT New Discovery Ser	PSF Port Opt Mod (PLFA)
MFS VIT Value Ser	PSF Port Opt Mod-Conserv (PLFA)

Neuberger Berman AMT Sustainable Equity	International Equity
PSF Equity Index (BlackRock)	DFA VA Intl Value
PSF Growth (MFS)	Fidelity VIP Intl Index
PSF Hedged Equity (JPMorgan)	Invesco V.I. Global
PSF Large-Cap Core (JPMorgan)	Invesco V.I. Intl Growth
PSF Large-Cap Value (ClearBridge)	Janus Henderson VIT Overseas
PSF Mid-Cap Growth (Delaware)	Lazard Retirement Intl Equity
PSF Mid-Cap Value (Boston Partners)	M Intl Equity (DFA)
PSF Small-Cap Index (BlackRock)	PSF Emerging Markets (Invesco)
PSF Small-Cap Value (AllianceBernstein)	PSF Intl Growth (ClearBridge)
PSF Value (American Century)	PSF Intl Large-Cap (MFS)
T. Rowe Price Blue Chip Growth	PSF Intl Small-Cap (Fidelity)
T. Rowe Price Equity Income	Templeton Foreign VIP
Vanguard VIF Mid Cap Index

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For Variable Universal Life Insurance Only

Variable Life Products Premium Allocation Instructions (Continued)

Investment Options Applicable to PS VUL 2, MVP VUL 11 or MVP VUL 11 LTP (Continued)

Fixed Income	Sector/Specialty
Fidelity VIP Bond Index	PSF Health Sciences (BlackRock)
Lord Abbett Ser Fund Bond Debenture	PSF Technology (MFS)
Lord Abbett Ser Fund Total Return	VanEck VIP Glbl Resources
PIMCO VIT Income	Vanguard VIF Real Estate Index

PSF Diversified Bond (Western Asset)	Indexed Account Options
PSF Emerging Markets Debt (Principal)	Pacific Life-1 Year Indexed Account
PSF Floating Rate Income (PAM)	Pacific Life-1 Year Indexed Account 3 (1-Year High Par)
PSF High Yield Bond (PAM)	Pacific Life-1 Year Indexed Account 4 (1-Year No Cap)

PSF Inflation Managed (PIMCO)	Fixed Account Options
PSF Intermediate Bond (JPMorgan)	Pacific Life-Fixed Account
PSF Managed Bond (PIMCO)	Pacific Life-Fixed LT Account

PSF Short Duration Bond (T. Rowe Price)	Other Approved Investment Options
Templeton Glbl Bond VIP

Cash Equivalents
Fidelity VIP Govt Money Market

Must Total 100%

ICC20 A20IUW	Page 10 of 15	15-50641-05 xx/2022

For Variable Universal Life Insurance Only
Variable Life Products Premium Allocation Instructions (Continued)
Investment Options Applicable to Harbor VUL (The total of the percentages must be 100%.)

Domestic Equity	Asset Allocation/Balanced
Amer Century VP Mid Cap Value	Amer Funds IS Asset Alloc
Amer Funds IS Growth	BlackRock 60/40 Target Alloc ETF V.I.
Amer Funds IS Growth-Income	BlackRock Glbl Alloc V.I.
ClearBridge Var Aggr Growth	Fidelity VIP Freedom 2030
ClearBridge Var Mid Cap	Fidelity VIP Freedom 2035
ClearBridge Var Small Cap Growth	Fidelity VIP Freedom 2045
DFA VA US Large Value	Fidelity VIP Freedom Income
DFA VA US Targeted Value	MFS VIT Total Return Ser
Fidelity VIP Mid Cap	PSF ESG Diversified (PLFA)
Fidelity VIP Total Market Index	PSF ESG Diversified Growth (PLFA)
Invesco V.I. Main Street Small Cap	PSF Pac Dyn – Conserv Growth (PLFA)
MFS VIT New Discovery Ser	PSF Pac Dyn – Growth (PLFA)
MFS VIT Value Ser	PSF Pac Dyn – Mod Growth (PLFA)

Neuberger Berman AMT Sustainable Equity	International Equity
PSF Dividend Growth (T. Rowe Price)	Amer Funds IS Intl
PSF Equity Index (BlackRock)	Amer Funds IS New World
PSF Growth (MFS)	DFA VA Intl Value
PSF Large-Cap Core (JPMorgan)	Fidelity VIP Intl Index
PSF Small-Cap Equity (BlackRock/Franklin)	Invesco V.I. Global
PSF Small-Cap Index (BlackRock)	Invesco V.I. Intl Growth
PSF Small-Cap Value (AllianceBernstein)	PSF Intl Growth (ClearBridge)
PSF Value (American Century)	PSF Intl Small-Cap (Fidelity)
PSF Value Advantage (JPMorgan)	Templeton Foreign VIP

T. Rowe Price Blue Chip Growth	Sector/Specialty
T. Rowe Price Equity Income	MFS VIT Utilities Ser
Vanguard VIF Mid Cap Index	PSF Real Estate (Principal REI)

Fixed Income	Vanguard VIF Real Estate Index

Amer Funds IS American High-Income Trust	Fixed Account Options
Fidelity VIP Bond Index	Pacific Life-Fixed Account
Lord Abbett Ser Fund Bond Debenture	Pacific Life-Fixed LT Account

Lord Abbett Ser Fund Total Return	Other Approved Investment Options
PIMCO VIT Income
PSF Diversified Bond (Western Asset)
PSF Intermediate Bond (JPMorgan)
PSF Short Duration Bond (T. Rowe Price)
Templeton Glbl Bond VIP

Cash Equivalents
Fidelity VIP Govt Money Market
Must Total 100%

ICC20 A20IUW	Page 11 of 15	15-50641-05 xx/2022

For Variable Universal Life Insurance Only
Variable Life Products Premium Allocation Instructions (Continued)
Investment Options Applicable to Pacific Admiral VUL or MVP VUL Admiral The bolded funds are only available for MVP VUL Admiral. (The total of the percentages must be 100%)

Domestic Equity	Sector/Specialty
Fidelity VIP Total Market Index	Vanguard VIF Real Estate Index

M Capital Appreciation (Frontier)	Cash Equivalents
M Large Cap Growth (DSM Capital)	Fidelity VIP Govt Money Market

M Large Cap Value (Brandywine)	Fixed Income
PSF Equity Index (BlackRock)	DFA VA Short-Term Fixed
PSF Hedged Equity (JPMorgan)	Fidelity VIP Bond Index
PSF Small-Cap Index (BlackRock)	Vanguard VIF High Yield Bond

Vanguard VIF Mid Cap Index	Indexed Account Options

Asset Allocation/Balanced	Pacific Life-1 Year Indexed Account
PSF ESG Diversified (PLFA)	Pacific Life-1 Year Indexed Account 4 (1-Year No Cap)
PSF ESG Diversified Growth (PLFA)	Pacific Life-1 Year Indexed Account 6 (1-Year High Cap Plus)

PSF Pac Dyn – Conserv Growth (PLFA)	Fixed Account Options
PSF Pac Dyn – Growth (PLFA)	Pacific Life-Fixed Account
PSF Pac Dyn – Mod Growth (PLFA)	Pacific Life-Fixed LT Account

International Equity	Other Approved Investment Options
DFA VA Intl Small
Fidelity VIP Intl Index
M Intl Equity (DFA)

Must Total 100%

Investment Options Applicable to Pacific Protector VUL (The total of the percentages must be 100%)

Domestic Equity	Sector/Specialty
Fidelity VIP Total Market Index	Vanguard VIF Real Estate Index

Neuberger Berman AMT Sustainable Equity	Cash Equivalents
PSF Equity Index (BlackRock)	Fidelity VIP Govt Money Market

PSF Hedged Equity (JPMorgan)	Fixed Income
PSF Small-Cap Index (BlackRock)	DFA VA Short-Term Fixed
Vanguard VIF Mid Cap Index	Fidelity VIP Bond Index

Asset Allocation/Balanced	Vanguard VIF High Yield Bond

PSF ESG Diversified (PLFA)	Fixed Account Options
PSF Pac Dyn – Conserv Growth (PLFA)	Pacific Life-Fixed Account
PSF Pac Dyn – Growth (PLFA)	Pacific Life-Fixed LT Account

PSF Pac Dyn – Mod Growth (PLFA)	Other Approved Investment Options

International Equity
DFA VA Intl Small
Fidelity VIP Intl Index

Must Total 100%

ICC20 A20IUW	Page 12 of 15	15-50641-05 xx/2022

For Variable Universal Life Insurance Only

Variable Life Products Acknowledgment

With respect to the purchase of this variable life insurance policy, by signing this Application I, the Applicant, acknowledge that:

●	I understand that the amount and duration of the death benefit may vary, depending on the investment performance of the variable investment options.

●	I understand that the policy values may increase or decrease, depending on the investment experience of the variable investment options.

●	I have considered the liquidity needs, risk tolerance and investment time horizon in selecting the variable investment options.

●	My registered representative provided me with a copy of the current prospectus for the variable life insurance policy I applied for, as well as current prospectuses for all variable insurance options I’ve selected on the application or any supplementary forms.

POLICY VALUES MAY INCREASE OR DECREASE, AND MAY EVEN BE REDUCED TO ZERO AND CAUSE THE POLICY TO LAPSE WITHOUT VALUE, DEPENDING ON THE EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS. A CURRENT ILLUSTRATION OF BENEFITS, INCLUDING DEATH BENEFITS AND HYPOTHETICAL CASH SURRENDER VALUES, IS AVAILABLE UPON REQUEST.

Variable Life Products Illustration Disclosure

I, the Applicant, understand that I have applied for and/or purchased a variable universal life insurance policy from PLIC. I understand the following about variable universal life insurance and variable universal life insurance illustrations:

●	Policy illustrations demonstrate the workings of a policy over time. Policy illustrations are presentations of non-guaranteed policy values over a period of years, based on assumptions of future investment results and assumptions as to what policy charges and credits will then be in effect. The hypothetical investment rates used in illustrations are illustrative only and should not be deemed to represent past or future investment results.

●	In addition to investment results, future policy values depend on policy charges and credits. These charges and credits are determined by and may be adjusted by PLIC subject to contractual guarantees.

●	Future policy values are also dependent on the amount and timing of premium payments, withdrawals and loans. Policy cash values may be more or less than premiums paid.

●	The actual performance of the policy is likely to vary from the illustration as actual investment results and future policy charges and credits are either more or less favorable than illustrated. Such changes are likely to change the amount or number of required premiums to meet the original goals.

●	The illustration may be based on policy options that require future action. Consult with your representatives to determine which (if any) illustrated policy options require future action.

PLIC does not offer legal advice regarding state and federal tax laws pertaining to life insurance.

Remarks (Use remarks sections for additional detail or clarifications. If more space is needed use the “Application for Individual Life Insurance - Additional Information” form.)

ICC20 A20IUW	Page 13 of 15	15-50641-05 xx/2022

Proposed Insured’s Consent for Employer Owned Insurance (Applicable only if the employer or employer-controlled trust is to be the Policyowner.)

As the Proposed Insured, I acknowledge and understand that (i) my Employer (the “Employer”), or a trust established by my Employer (the “Trust”), is involved in this Application for Individual Life Insurance insuring my life ("Life Insurance Coverage"), (ii) the Employer or the Trust will have an interest as policyowner and/or beneficiary of the Life Insurance Coverage as reflected in this Application, and (iii) both I and my heirs may have no right or interest in or to the Life Insurance Coverage and its proceeds.

I (i) consent to the issuance of the Life Insurance Coverage as requested in this Application; (ii) acknowledge that the Life Insurance Coverage may continue after the termination of my employment with the Employer; (iii) acknowledge that my Employer has notified me in writing of the maximum life insurance face amount for which my Employer may seek Life Insurance Coverage insuring my life; and (iv) acknowledge that PLIC will not necessarily issue a policy at this maximum life insurance face amount.

My consent to this insurance has not been obtained by coercion of my Employer or its representatives or agents, whether express or implied. By signing this Application, I am consenting to the Employer's and/or Trust's future face amount increases with respect to the Policy issued in connection with this consent. However, should such face amount increase result in a face amount that exceeds the maximum life insurance face amount described above, my Employer may need to obtain additional written consent from me in order to comply with IRC section 101(j).

Employer Acknowledgment Regarding the Potential Taxation of Death Benefits

I acknowledge and understand: (i) the potential significance of IRC section 101(j); and (ii) that, if IRC section 101(j) applies, the policy(s) death benefit may be income taxable unless I, as Employer, have satisfied the conditions of IRC Section 101(j); and (iii) that PLIC and its Producers are not authorized to provide tax or legal advice and that I must look to my independent tax and legal advisors for current information regarding this and other laws that may impact me and my life insurance policies.

I understand that it remains the Employer’s responsibility to ensure both current and ongoing compliance with the requirements of IRC sections 101(j) and 6039I, including appropriate annual IRS filings.

By signing this Application, I acknowledge my understanding of this information, and that I have obtained or will obtain from my independent tax and legal advisors whatever advice I deem necessary or appropriate concerning the taxation of my life insurance policies.

Declarations of All Signing Parties

The answers provided in this Application are true and complete to the best of my knowledge and belief. I understand and agree that:

1.   Acceptance of a life insurance Policy will be ratification of any administrative change with respect to such Policy made by Pacific Life Insurance Company (PLIC) as indicated under the title Endorsement, where permitted by state law. All other changes made to the Application or Policy by PLIC will be indicated on an Amendment to Application form that must be signed by all applicable parties, prior to or at the time of delivery of this Policy.

2.   (APPLICABLE ONLY IF THE EMPLOYER OR AN EMPLOYER-CONTROLLED TRUST IS TO BE THE POLICYOWNER OF THIS POLICY) If insurance is being applied for on the life of any non-exempt employee, then I represent such insurance is not prohibited by applicable state law.

3.   If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this Application was not solicited and/or signed on a military base or installation, and I have received from the Producer, whose name appears in the Producer Certification section, the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

4.   Except as provided in the terms or conditions of any “Temporary Insurance Agreement (TIA)” that I may have received in connection with this Application, coverage will take effect when the Policy is delivered and the entire first premium is paid only if at that time each Proposed Insured is alive, and all answers in this Application are still true and complete.

5.   If I have given money with the Application and received a TIA and if the coverage amount of the Application exceeds the TIA coverage limits, I understand that if the Proposed Insured(s) die(s) before a Policy is delivered, the death benefit will be limited to the TIA coverage limit.

6.   I must inform the Producer or PLIC in writing of any changes in the health of any Proposed Insured(s). If any of the statements or answers previously provided on the ticket/request (if applicable), Applications, and medical forms change prior to delivery of the Policy, I am obligated to notify PLIC of the changes in writing no later than at the time the Application is signed by the Proposed Insured(s).

 7.   No Producer is authorized to make or change contracts or insurance policies on the behalf of PLIC and no Producer may alter the terms of this Application, the TIA, or the Policy, nor does the Producer have the authority to waive any of PLIC’s rights or requirements.

8.   No representation is made that, based on information provided in the Application, a particular premium rate, risk category or class will be offered to me. I will review my Policy and ask the Producer or PLIC about the specific premium and risk class referenced in my Policy.

9.   The Policy as applied for in this Application will meet my insurance needs and financial objectives based in part upon my age, income, net worth, tax and family status, and any existing insurance policies I own.

10. If this Application is for a product with an indexed feature, I ACKNOWLEDGE that: I am applying for a product with an indexed feature, for which the crediting for the indexed account tracks the gains and the losses of an outside financial index, subject to a floor and either a growth cap or a threshold, whichever applies. I further understand that, while the values of the Policy may be determined in part, by reference to an external index, the indexed feature does not directly participate in any stock or equity investments and values shown to me, other than the minimum values, are not guarantees, promises, or warranties.

ICC20 A20IUW	Page 14 of 15	15-50641-05 xx/2022

Declarations (Continued)

11.	I understand that PLIC is not authorized to engage in any activity in non-US jurisdictions, and I will perform all parts of the Application, underwriting and delivery associated with this Policy in a U.S. jurisdiction.

12.	The statements and answers in the Application are the basis for any Policy issued by PLIC, and no information about the applicant will be considered to have been given to PLIC unless it is stated in the Application.

13.	I represent that all parties have an insurable interest in the life of the Proposed Insured.

14.	I understand that only the Producer signing this Application is responsible for ensuring that the Policy meets my insurance needs and financial objectives, regardless of whether a PLIC employee attended any meetings to discuss the Policy.

15.	This Application will be attached to and made part of the Policy.

16.	I HAVE READ the completed Application and all related forms before signing below. All statements and answers on this Application are correctly recorded, and are full, complete and true to the best of my knowledge and belief.

17.	THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE MY CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Signatures

Review the answers on this Application carefully. If any of your answers are incorrect or untrue, even if unintentional, the company may have the right to deny benefits or rescind your coverage if the misrepresentation is deemed to be material.

If you are signing on behalf of an entity, you represent that you are authorized to execute this document and make the statements that may be shown. You further represent that all requirements of those entities, including the use of any seal (in the case of a Corporation) and any authorized signatures (in the case of a Corporation and/or Trust), have been met.

Fraud Notice: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

If Proposed Insured or Policyowner is under age 18, a signature of parent/guardian is required in place of the minor’s signature.

SIGNED BY APPLICANT IN:		APPLICANT SIGNED AND DATED ON:
City	State	Date (mm/dd/yyyy)

X	X
Proposed Insured’s Signature X	Proposed Additional Insured’s Signature, if applicable X
Policyowner’s Signature, if other than Proposed Insured, and include Title, if Corporation, Trust, or Business Entity.	Additional Policyowner’s Signature & Title, if applicable

THE APPLICANT IS THE PARTY THAT APPLIES FOR THE POLICY.
X

Applicant’s Signature, if other than Proposed Insured and/or Policyowner. Include Title, if Corporation, Trust or Business Entity.

Producer’s Certification	Yes	No
1. Does the Proposed Insured have any existing life insurance or annuities?	☐	☐
2. Do you know or have any reason to believe that a replacement of life insurance or annuity is involved?	☐	☐
3. I have discussed the appropriateness of replacement, followed applicable state laws, PLIC’s written guidelines and, if applicable, I have complied with the replacement requirements of my broker. If replacing a variable life or annuity contract, I also certify that I have the appropriate variable state licenses.
4. I have reviewed this request/Application and have determined that its proposed purchase is suitable as required under law, based in part upon information provided by the Applicant, Policyowner and Proposed Insured, as applicable, including age, income, net worth, tax and family status, and any existing insurance program. If the Policy applied for is a variable life insurance Policy, I further certify that I have also considered the Policyowner’s liquidity needs, risk tolerance, and investment time horizon, and followed my broker-dealer’s suitability guidelines in both the recommendation of this Policy, and the choice of investment options.
5. I certify that I have truly and accurately recorded the information supplied in the Application and any supplements, if required.

Soliciting Producer’s Name: First MI Last (print)
X
Soliciting Producer’s Signature

ICC20 A20IUW	Page 15 of 15	15-50641-05 xx/2022